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                                                                       EXHIBIT b

                                  Bylaws of the
                          Ameristock Mutual Fund, Inc.

                               ARTICLE 1: OFFICES

Section 1- Principal Executive Office
The location of the principal executive office of the corporation shall be fixed by the board of directors. It may be located at any place within or outside the state of California. A copy of these bylaws, as amended from time to lime, shall be kept at the Principal executive office of the corporation if this Ls located in California. If it is located outside California, the bylaws shall be kept at the principal business office within California. The officers of this corporation shall cause the corporation to file an annual statement with the State of Maryland as required by law and engage an agent in Maryland to act as server of notices.

Section 2-Other Offices
The corporation may also have offices at such other places as the l,oajd of directors may from time to time designate, or as the business of the corporation may require.

                        ARTICLE 2. SHAREHOLDERS' MEETINGS

Section 1- Place of Meetings
All meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place as may be determined by the board of directors.

Section 2- Annual Meetings
The annual meeting of the shareholders shall be held each year in the first week of September, at which time the shareholders shall elect a board of directors and transact any other proper business.

Section 3- Special Meetings
Special meetings of the shareholders may be called by the board of directors, the chairperson of the board of directors, or by one or more shareholders holding at least 10 percent of the voting power of the corporation.

Section 4- Notice of Meetings
Notices of meetings, animal or special, shall be given in writing to shareholders entitled to a vote at the meeting by the officers , directors. or shareholders of the corporation.

Such notices shall be given personally or by first class mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the stock transfer books of the corporation or given by the shareholder to the corporation for purpose of notice. Notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting

Such notice shall state the place, date, and time of the meeting and (1) in case of special meetings, the general nature of the business to be transacted, or (2) in the case of an annual meeting, those matters which the board at the tune of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of Section 6 of this Article, any proper matter may be presented at the annual meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of the nominees which, at the time of the notice, the board of directors intends to present for election. Notice of any adjourned meetings need not be given unless a meeting is adjourned for forty-five (45) days or more from the set date for the original meeting.

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Notwithstanding any of the foregoing provisions of this section, and except as provided in Article 3, Section 4 of these bylaws, directors may not be elected by written consent except by the unanimous written consent of all shares entitled to vote for the election of directors.

A written consent may be revoked by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not be revoked thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

Section 5- Waiver of Notice
The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had a meeting duly held after regular call and notice, if a quorum is present, whether in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the meeting or an approval of the minutes thereof. All such waivers or consents shall be filed with the corporate records or made part of the minutes of the meeting. Neither the business to be transacted at the meeting, nor the purpose of any annual or special meeting of shareholders need be specified in any written waiver or notice, expect as provided for in Section 6 of this Article.

Section 6- Special Notice and Waiver of Notice Requirement
Except as provided below, any shareholder approval at a meeting with respect to the following proposals, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting, or in any written waiver of notice:

a) Approval of a contract or other transaction between the corporation and or more of its directors or between the corporation and any corporation, firm, or association in which one or more of the directors has a material financial interest.

b) Amendment of the Articles of Incorporation after any shares have been issued.

c) Approval of the principal terms of a re-organization.

d) Election to voluntarily wind up and dissolve the corporation.

e) Approval of a plan of distribution of shares as part of the winding up of the corporation.

Approval of the above proposals at a meeting shall he valid with or without such notice, if it by the unanimous approval of those entitled to vote at the meeting.

Section 7- Action Without Meeting
Any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent, in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder's approval, with respect to any of the following proposals, without a meeting, by less than unanimous written consent shall be given at least ten (10) days before lime consummation of the action authorized by such approval:

a) Approval of a contract or other transaction between the corporation and or more of its directors or between the corporation and any corporation, firm, or association in which one or more of the directors

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has a material financial interest.

b) To indemnify an agent of the corporation

c) To approve the principal terms of a reorganization.

d) Approval of a plan of distribution of shares as part of the winding up of the corporation.

Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing.

Section 8- Quorum and Shareholder Action

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of shareholders represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number is required by law and except as provided in the following paragraphs of this section.

The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action is approved by at least a majority of the shares required to form a quorum.

In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may he transacted except as provided for in the foregoing provisions of this section.

Section 9. Voting
Only shareholders of record on the record date fixed for voting purposes by the board of directors pursuant to Article 8, Section 3 of these bylaws, or, if there be no such date fixed, on the record dates given below, shall be entitled to vote at a meeting.

If no record date is fixed:

a) The record date for determining shareholders entitled to notice of, or vote, at a meeting of shareholders, shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

b) The record date for determining the shareholders entitled to give consent to corporate actions in writing without a meeting, when no prior action by the board is necessary, shall he the day on which the first written consent is given.

c) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

Every shareholder entitled to vote shall be entitled to one vote for each share held, except as otherwise provided by law. Each shareholder must vote all their shares in one direction, and cannot vote part of their shares as both affirmative and negative.

Shareholders may not be entitled to cumulate votes.

Upon demand of any shareholder made before the voting begins, the election or directors and other issues

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brought up to be voted by shareholders shall be made by ballot rather than by voice vote.

Section 10. Proxies
Every person entitled to vote may authorize another person to act by proxy with respect to such shares by filing a written proxy with the secretary of the corporation, executed by such person or his or her duly authorized agent.

A proxy shall not be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy or withdrawn in writing by the person executing it prior to the vote pursuant thereof.

                              ARTICLE 3- DIRECTORS

Section 1. Powers
Subject to any limitations in the Articles of Incorporation and to state and federal laws, time business and affairs of the corporation shall be managed and all corporate powers shall be exercised by, or under the direction of, the board of directors.

Section 2. Number
The authorized number of directors shall be five (5).

After issuance of shares, this bylaw may only be amended by approval of a majority of the outstanding shares entitled to vote: provided, moreover, that a bylaw reducing the fixed number of directors to a number less than five (5) cannot be adopted unless in accordance with the additional requirements of
Article 9 of these Bylaws.

Section 3. Election and Tenure of Office
The directors shall be elected at the annual meeting of the shareholders and hold office until the next annual meeting and until their successors have been elected.

Section 4. Vacancies
A vacancy on the board of directors shall exist in the case of death, resignation, or removal of any director or in the case the authorized number of directors is increased, or in case the shareholders fail to elect the full authorized number of directors at any annual or special meeting of the shareholders at which any director is elected. The board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

Vacancies of the board may be filled by approval of a majority of the board or in the case where the board is evenly split, may be held unfulfilled until the next annual meeting of the shareholders and until a successor to the position has been elected.

Any director may resign upon giving written notice to the chairman of the board or directors or the secretary of the corporation.

Section 5. Removal
Any or all of the directors may be removed without cause if the removal is approved by a majority of the outstanding shares entitled to vote.

Section 6. Place of Meetings
Meetings of the board of directors shall be held at. any place which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation or as may be designated from time to time by a resolution of the board of directors. Meetings of the board may be held through use of conference telephone or similar communications equipment, as

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long as all directors participating in the meeting can hear one another.

Section 7. Annual, Regular and Special Director's Meetings
An annual meeting of the board of directors shall be held without notice immediately after and at the same place as the annual meeting of the shareholders.

Other regular meetings of the board of directors shall be held at such times and places as may be fixed from time to time by the board of directors. Call and notice of these regular meetings shall not be required.

Special meetings of the board of directors may be called by the chairperson of the board, the president, secretary, or any two directors. Special meetings of the board shall be held upon four (4) days' notice by mail, or forty-eight (48) hours' notice delivered personally or by telephone. A notice or waiver of notice need not specify the purpose of any special meeting of the board of directors.

If any meeting is adjourned for more than 24 hours, notice of the adjournment to another time or place shall be given before the time of the resumed meeting to all directors who were not present at the time of adjournment of the original meeting.

Section 8. Quorum and Board Action
A quorum for all meetings of the board of directors shall consist of three (3) of the authorized number of directors until changed by amendment to this article of these bylaws.

Every act or decision done or made by a majority of' the directors present at a meeting duly held at which a quorum is present is time act of the board, subject to the provision of the law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

A majority of the directors present at a meeting may adjourn any meeting to another time and place, whether or not a quorum is present at the meeting.

Section 9. Waiver of Notice
The transactions of any meeting of the board, however called and noticed or wherever held, are as valid as though undertaken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors riot present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Waivers of notice or consents need not specify time purpose of the meeting.

Section 10. Action without Meeting
Any action required or permitted to be taken by the board may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such written consent shall be filed in the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of the directors.

Section 11. Compensation
Directors shall be paid $1.00. as such, for their services and, by resolution, the board of directors may allow a reasonable fixed sum and expenses to be paid for attendance at regular or special meetings. Nothing contained herein shall prevent a director from serving the corporation iii any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attendance at meetings.

                              ARTICLE 4 - OFFICERS

Section 1. Officers
The officers of the corporation shall be a president and a secretary. The corporation also may have such

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other officers with such titles and duties as shall be determined by the board of directors. Any number of offices may be held by the same person.

Section 2. Election
All officers of the corporation shall be chosen, and serve at the pleasure of, the board of directors.

Section 3. Removal and Resignation
An officer may be removed at any time, either with or without cause, by the board. An officer may resign at any time upon written notice to the corporation given to the board. Any such resignation shall take effect at the date of receipt of such notice or at any time specified therein. The removal or resignation of an officer shall be without prejudice to the rights, if any, of the officer or the corporation under any contract of employment to which the officer is a party.

Section 4. President
The president shall be the chief executive officer and general manager of the corporation and shall, subject to the direction and control of the board of directors, have general supervision, direction, and control of the business and affairs of the corporation

Section 5. Secretary
The secretary shall keep, or cause to be kept, at the principal executive office of the corporation, a hook of minutes of all business of all meetings of directors and shareholders.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation, or at the office of the corporations transfer agent, a share register.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation, a original or a copy of the bylaws of the corporation, as amended or otherwise altered to date, certified by him or her.

The secretary shall give, or cause to be given, notice of all meetings of shareholder and directors required to he given by law or by provisions of these bylaws.

Section 6. Compensation.
The officers of this corporation shall receive such compensation for their services as may he fixed by resolution of the board of directors.

                    ARTICLE 5- CORPORATE RECORDS AND REPORTS

Section 1. Inspection by Shareholders
The share register, accounting books and records, and original or copy of these bylaws as amended to date, shall be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate. Such inspection and copying under this section may be made in person or by an agent or attorney.

Section 2. Inspection by Directors
Every director shall have the absolute right at any time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation, domestic or foreign. Such inspection by a director may be made in person or by an agent or attorney. The right of inspection includes the right to copy and make extracts.

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Section 3. Right to Inspect Written Records
If any record subject to inspection pursuant to this chapter is not maintained in written form, a request for inspection is not complied with unless and until the corporation at its expense makes such record available in written form.

Section 4. Annual Report
The annual report to shareholders shall be sent within 90 days' of the corporation close of fiscal year to all shareholders of record. The annual report does need to be audited by an independent certified public accountant as provided by securities laws.

Section 5. Contacts
The board of directors, except as otherwise provided in the bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and oil behalf of time corporation. Such authority may be general or confined to specific instances. Uniess so authorized by the board of directors, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract, or to pledge its credit. or to render it liable for any purpose or to any amount.

          ARTICLE 6- INDEMNIFICATION AND INSURANCE OF CORPORATE AGENTS

Section 1. Indemnification.
The directors and officers of the corporation shall be indemnified by the corporation to the fullest extent not prohibited by law.

Section 2. Insurance
The corporation shall have the power to purchase and maintain insurance on behalf of any agent against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against such liability.

                               ARTICLE 7 - SHARES

Section 1. Certificates
The Fund shall record certificates for its shares when fully paid. Certificates of stock shall be recorded in numerical order, and shall state the name of the recordholder of the shares represented thereby; the number, the designation, if any, and the class or series of shares represented thereby. Shares shall not be issued to recordholders.

Section 2. Transfer and Sale of Shares
Upon surrender or notice to the secretary or transfer agent of the corporation for shares duly authorized for transfer or sale, it shall be the duty of the secretary or transfer agent of the corporation to record the new transaction upon the share register of the corporation and act accordingly.

Section 3. Record Date
The board of directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty
(60) days nor less than ten (10) days prior to the date of the meeting nor more than ninety (90) days prior to any action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights that may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

Section 4. Shares Authorized

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The board of directors hereby authorizes to issue 100 million shares of common stock, par value $.005, to be the duly authorized and outstanding shares of the Fund. No action of the shareholders is required in this connection. The board may also increase this amount in time future with the requisite vote, authorization, and change in Articles of Incorporation duly filed as necessary. In the event the Fund or its agent receives consideration for such shares in accordance with the terms of the prospectus forming a part of the Fund's registration statement the shares will be legally and validly issued and will be fully paid and non-assessable by the Fund.

                         ARTICLE 8- AMENDMENT OF BYLAWS

Section 1. By Shareholders
Bylaws may be adopted, amended or repealed by the affirmative vote or by the written consent of holders of a majority of the outstanding shares of the Corporation entitled to vote. However, a bylaw amendment which reduces the fixed number of directors to a number less than three (3) shall not be effective if the votes cast against the amendment or the shares not consenting to its adoption are equal to inure than 16 1/3 percent of time outstanding shares entitled to vote.

Section 2. By Directors
Subject to the right of shareholders to adopt, amend or repeal bylaws, time directors may adopt. amend or repeal any bylaw, except that a bylaw amendment changes the authorized number of directors may be adopted by the board of directors only if prior to the issuance of shares.

                                   CERTIFICATE

This is to certify that time foregoing is a true and correct copy of the Bylaws of the corporation named in the title thereto and that such Bylaws were duly adopted by the board of directors of the corporation on the date set forth below.

Dated: August 14, 1995                       /s/ Melinda Gerber
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                                             Secretary